UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2006

GAMMA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	-	72-1235452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Angelfire Street, Las Vegas, NV	89128
(Address of Principal Executive Offices)	(Zip Code)

(Registrants telephone number, including area code) (949) 310-3686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Change in Registrant’s Certifying Accountant.

On October 12, 2006, LL Bradford & Company, LLC, Certified Public Accountants, were engaged as the Company’s independent registered public accounting firm. The change of accountants was approved by majority consent of the Board of Directors. At the same meeting, the Board of Directors approved the dismissal of Pannell Kerr Forster of Texas, P.C. as its independent registered public accounting firm effective immediately. There were no disagreements between the Company and Pannell Kerr Forster of Texas, P.C, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope and procedures, which would cause them to make reference to the subject matter of a disagreement in connection with their report on the Company’s financial statements for the fiscal years ended March 31, 2006 and 2005, or in any subsequent interim period to the date hereof. The former accountant’s report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to any uncertainty except that the report of Pannell Kerr Forster of Texas, P.C., for the fiscal year ended March 31, 2006 and 2005 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

Prior to engaging the new accountant’s, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Company has requested and Pannell Kerr Forster of Texas, P.C has provided a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter dated October 16, 2006 is filed as Exhibit 16 to this form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit 16.1	Letter from Pannell Kerr Forster of Texas, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMMA PHARMACEUTICALS INC.
(Registrant)

Date: October 16, 2006	/s/ Joseph Cunningham
Joseph Cunningham, CFO, Director